Rule 424(b)(3)
                                                      Registration No. 333-79465


PRICING SUPPLEMENT NO. 2, Dated  March 29, 2000
                      --         --------------
To Prospectus Dated  June 17, 1999
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                          WASHINGTON GAS LIGHT COMPANY
                           MEDIUM-TERM NOTES, SERIES E
                     DUE ONE YEAR OR MORE FROM DATE OF ISSUE


Principal Amount:  $8,500,000       [x] Fixed Rate Note   [ ] Floating Rate Note
                   ----------

Issue Price (as a percentage of     [x] Book Entry Note   [ ] Certificated Note
     principal amount):  100 %
                         -----

Original Issue Date:    April 3, 2000
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Maturity Date:          April 1, 2030
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[X] The Offered Notes cannot be redeemed prior to maturity.

[ ] The Offered Notes may be redeemed prior to maturity.

[ ] The Offered Notes are not subject to repurchase.

[X] The Offered Notes are subject to repurchase on 4/1/2010 at a repurchase price equal to 100%.

Applicable Only to Fixed Rate Notes:
------------------------------------

     Interest Rate:  7.50%  per annum.
                    -------

     Interest Payment Dates:  March 15 and September 15

Applicable Only to Floating Rate Notes:
---------------------------------------

     Base Rate:                         Maximum Interest Rate:
     [ ]  Commercial Paper Rate         Minimum Interest Rate:
     [ ]  LIBOR                         Interest Reset Dates:
     [ ]  Treasury Rate                 Interest Reset Period:
                                        Interest Payment Dates:
                                        Interest Payment Period:

      Initial Interest Rate:
                             --------------
             Index Maturity:
                             --------------
     Spread (plus or minus):
                             --------------
          Spread Multiplier:
                             --------------

Merrill Lynch & Co. acted as principal in connection with this transaction.